UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

United States	0-50801	84-1655232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut	06226
(Address of principal executive offices)	(Zip Code)

 (860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)           A special meeting of the shareholders of SI Financial Group, Inc. (the “Company”) was held on December 23, 2010.

(b)           The matters considered and voted on by the shareholders at the special meeting and the vote of the shareholders were as follows:

1.           The plan of conversion and reorganization was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
9,888,200	35,940	1,900

There were no broker non-votes on the proposal.

2a.           The informational proposal concerning the provision in new SI Financial Group’s articles of incorporation requiring a super-majority vote to approve certain amendments to new SI Financial Group’s articles of incorporation was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
8,927,867	975,904	28,151

There were no broker non-votes on the proposal.

2b.           The informational proposal concerning the provision in new SI Financial Group’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new SI Financial Group’s outstanding voting stock was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
8,917,932	978,909	25,015

There were no broker non-votes on the proposal.

3.           The contribution of up to $500,000 in cash to SI Financial Group Foundation, Inc. was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
9,627,799	269,874	30,872

There were no broker non-votes on the proposal.

Item 8.01                      Other Events.

On December 23, 2010, the Company, holding company for Savings Institute Bank and Trust Company, announced that the Company’s Plan of Conversion and Reorganization and contribution of up to $500,000 in cash to SI Financial Group Foundation, Inc. were each approved by members of SI Bancorp, MHC and the shareholders of the Company at separate meetings held today.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: December 27, 2010	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief Financial Officer and Treasurer